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                                                                    EXHIBIT 99.2

[ProxyMed Logo]

                                                    COMPANY NEWS
RELEASE

                              FOR IMMEDIATE RELEASE


IMPORTANT NOTE: ProxyMed's second quarter 2002 results live teleconference call is accessible by calling 1-800-360-9865 beginning at 11:00 a.m. Eastern Daylight Time on Wednesday, July 24, 2002 and will be simultaneously broadcast on the Internet at www.proxymed.com. Replays of the teleconference call will be available at www.proxymed.com after 1:00 p.m. EDT on July 24th.


Contact:
Judson E. Schmid
Chief Financial Officer
(954) 473-1001, ext. 353
investorrelations@proxymed.com


                PROXYMED ANNOUNCES SECOND QUARTER 2002 EARNINGS
 - Records first-ever net income of $445,500 and earnings per share of $0.06 -

         Fort Lauderdale, Florida (Business Wire) July 23, 2002 - ProxyMed, Inc. (Nasdaq: PILL), a leading provider of healthcare transaction processing services, today reported operating results for its second quarter of 2002.

         ProxyMed reported revenues for the second quarter of 2002 of $12.6 million, an increase of 24% compared to revenues of $10.2 million for the same period of 2001. For the six months ended June 30, 2002, revenues were $24.1 million, an increase of 30% compared to revenues of $18.6 million for the six months ended June 30, 2001.

         For the second quarter of 2002, the Company's profit before interest, taxes, depreciation and amortization (EBITDA) increased 115% to $0.9 million, compared to $0.4 million a year ago. For the six months ended June 30, 2002, the Company's EBITDA profit was $1.5 million compared to an EBITDA loss of $0.1 million for the same period in 2001.

         Additionally, for the second quarter of 2002, net income applicable to common shareholders and diluted earnings per share were $0.4 million and $0.06, respectively, compared to a net loss of $4.1 million and diluted net loss per share of $2.56 for the second



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quarter of 2001. Diluted weighted average shares outstanding for the quarters ended June 30, 2002 and 2001 were 6,873,585 and 1,599,636, respectively.

         For the six months ended June 30, 2002, net loss applicable to common shareholders and diluted loss per share were $0.1 million and $0.02, respectively, compared to a net loss of $10.0 million and diluted net loss per share of $6.67 for the six months ended June 30, 2001. Diluted weighted average shares outstanding for the six months ended June 30, 2002 and 2001 were 5,892,026 and 1,500,997, respectively.

         "As we had projected, ProxyMed achieved its first-ever quarter of net income and positive earnings per share. This milestone is another step in our efforts to become the premier provider of physician connectivity services, and we are seeing market recognition of our efforts with institutional ownership of our company growing significantly over the last 12 months. In addition, in the last quarter four analysts have initiated coverage of ProxyMed with the highest consensus ratings being given," said Judson E. Schmid, ProxyMed's chief financial officer.

         Second quarter operating highlights include:

         Corporate

         o Closed on the sale of $25.0 million of common stock to General Atlantic Partners, LLC, a private equity investment fund, in a private placement transaction.
         o Obtained analyst coverage with four major investment firms: WR Hambrecht, Avondale Partners, Jefferies & Co. and Gruntal (Ryan, Beck & Co.).

         Electronic Healthcare Transaction Processing

         o Processed 28.5 million financial and clinical transactions through ProxyNet(R), ProxyMed's secure, proprietary, national healthcare information network, representing an increase of 31% over the same quarter last year.
         o Signed a national connectivity services agreement with Aetna on July 1 to provide claims processing and other transaction processing services.
         o Announced a major distribution agreement with Availity, LLC to distribute PreScribe, ProxyMed's online refill authorization service, to physician offices throughout the state of Florida.
         o Added 7 new payers (including Aetna) and 17 strategic partners.

         Laboratory Communication Solutions

         o Acquired KenCom Communications & Services, Inc., a provider of remote printing intelligence in the Northeast.
         o        Added 8 new accounts.
         o Enrolled over 750 physician offices for our FleetWatchSM monitoring service.




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         Michael K. Hoover, ProxyMed's chairman and chief executive officer said, "I continue to be pleased with ProxyMed's performance, now culminating with the reporting of our first-ever quarter of positive net income and earnings per share. We had several major announcements this quarter and I am excited that our growth and expansion is happening in every facet of our business, expanding our leadership position across the board. By signing Aetna, we have completed our nationwide list of health plans that we serve. Our distribution agreement with Availity will be a major force in driving electronic prescriptions through our network. And with our acquisition of KenCom, we have created a tremendous cross-selling opportunity, obtained a superior product, and increased our overall leadership in the lab market."

About ProxyMed - Where Healthcare Connects(TM)

         ProxyMed solves the business problems of physician offices every day by automating their financial, administrative and clinical transactions with healthcare institutions. To facilitate these services, ProxyMed operates ProxyNet(R), its secure, proprietary national electronic information network, which provides physicians and other healthcare providers with direct connectivity to one of the industry's largest list of payers, the largest list of chain and independent pharmacies and the largest list of clinical laboratories. ProxyMed exceeds customer expectations through our expertise, proven methodologies and dedication to service excellence.

Note: This press release contains forward-looking statements that reflect our current assumptions and expectations regarding future events. While these statements reflect our current judgment, they are subject to risks and uncertainties. Actual results may differ significantly from projected results due to a number of factors, including, the soundness of our business strategies relative to the perceived market opportunities; our ability to identify suitable acquisition candidates; our ability to successfully integrate any future acquisitions; our ability to successfully develop, market, sell, cross-sell, install and upgrade our clinical and financial transaction services and applications to current and new physicians, payers, medical laboratories and pharmacies; our ability to compete effectively on price and support services; our assessment of the healthcare industry's need, desire and ability to become technology efficient; and our ability and that of our business associates to comply with various government rules regarding healthcare and patient privacy. These and other risk factors are more fully discussed in the Risk Factors disclosure in our Form 10-K for the year ended December 31, 2001 and our other filings with the Securities and Exchange Commission, which we strongly urge you to read. We expressly disclaim any intent or obligation to update any forward-looking statements. When used, the words "believes", "estimated", "expects", "anticipates", "may" and similar expressions are intended to identify forward-looking statements.

More information on ProxyMed is available on its home page at www.proxymed.com.



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                         PROXYMED, INC. AND SUBSIDIARIES
                Consolidated Statements of Operations (unaudited)


                                                        Three Months Ended June 30,             Six Months Ended June 30,
                                                       -------------------------------       -------------------------------
                                                           2002               2001               2002               2001
                                                       ------------       ------------       ------------       ------------
Revenues                                               $ 12,627,000       $ 10,203,300       $ 24,130,100       $ 18,606,200
                                                       ------------       ------------       ------------       ------------
Costs and expenses:
     Cost of sales                                        5,784,400          4,720,900         11,163,800          8,047,400
     Selling, general and administrative expenses         5,941,300          5,062,800         11,434,200         10,687,700
     Operating depreciation and amortization (1)            484,500            439,600            953,400            877,100
                                                       ------------       ------------       ------------       ------------
        Total operating costs and expenses (1)           12,210,200         10,223,300         23,551,400         19,612,200
                                                       ------------       ------------       ------------       ------------

        Operating income (loss), as adjusted (1)            416,800            (20,000)           578,700         (1,006,000)

Acquisition-related amortization charges                    (99,500)        (1,842,800)          (199,100)        (4,425,100)
Interest income (expense), net                              128,200            (30,700)           114,800             70,500
                                                       ------------       ------------       ------------       ------------

        Net income (loss)                                   445,500         (1,893,500)           494,400         (5,360,600)

Deemed dividends and other charges                               --          2,195,300            611,700          4,656,400
                                                       ------------       ------------       ------------       ------------

        Net income (loss) applicable to common
          shareholders                                 $    445,500       $ (4,088,800)      $   (117,300)      $(10,017,000)
                                                       ============       ============       ============       ============

Diluted earnings (loss) per share:                     $       0.06       $      (2.56)      $      (0.02)      $      (6.67)
                                                       ============       ============       ============       ============

Diluted weighted average shares outstanding               6,873,585          1,599,636          5,892,026          1,500,997
                                                          =========          =========          =========          =========

EBITDA                                                 $    901,300       $    419,600       $  1,532,100       $   (128,900)
                                                       ============       ============       ============       ============


(1) Excludes acquisition-related amortization charges related to other intangibles


                         PROXYMED, INC. AND SUBSIDIARIES
                         Segment Information (unaudited)




                                                         Three Months Ended June 30,           Six Months Ended June 30,
                                                       -------------------------------       -------------------------------
                                                           2002               2001               2002               2001
                                                       ------------       ------------       ------------       ------------
Revenues:
     Electronic healthcare transaction processing      $  5,331,600       $  4,085,800       $ 10,609,700       $  6,807,500
     Laboratory communication solutions                   7,295,400          6,117,500         13,520,400         11,798,700
                                                       ------------       ------------       ------------       ------------
                                                       $ 12,627,000       $ 10,203,300       $ 24,130,100       $ 18,606,200
                                                       ============       ============       ============       ============

EBITDA:
     Electronic healthcare transaction processing      $    260,300       $    105,700       $    776,500       $   (362,900)
     Laboratory communication solutions                   1,293,700          1,025,200          2,041,400          2,145,400
     Corporate and consolidating                           (652,700)          (711,300)        (1,285,800)        (1,911,400)
                                                       ------------       ------------       ------------       ------------
                                                       $    901,300       $    419,600       $  1,532,100       $   (128,900)
                                                       ============       ============       ============       ============




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                         PROXYMED, INC. AND SUBSIDIARIES
                     Consolidated Balance Sheet (unaudited)



                                                                               June 30,             December 31,
                                                                                 2002                  2001
                                                                             -------------         -------------
                                   Assets
Current assets:
     Cash and cash equivalents                                               $  26,812,600         $  12,601,000
     Accounts receivable - trade, net                                            7,034,100             5,588,800
     Other receivables                                                              90,900                88,800
     Inventory                                                                   3,151,200             3,351,100
     Other current assets                                                          618,500               330,600
                                                                             -------------         -------------
        Total current assets                                                    37,707,300            21,960,300
Property and equipment, net                                                      3,990,200             3,831,700
Goodwill, net                                                                   11,322,300             7,960,400
Purchased technology, capitalized software and other intangibles, net            2,002,800             2,075,800
Other assets                                                                        53,300                53,300
                                                                             -------------         -------------

        Total assets                                                         $  55,075,900         $  35,881,500
                                                                             =============         =============

                    Liabilities and Stockholders' Equity

Current liabilities:
     Note payable                                                            $          --         $   7,000,000
     Accounts payable and accrued expenses                                       5,251,400             5,344,600
     Deferred revenue and other current liabilities                                642,300               222,300
                                                                             -------------         -------------
        Total current liabilities                                                5,893,700            12,566,900
Long-term deferred revenue and other long-term liabilities                         337,300               442,100
                                                                             -------------         -------------
        Total liabilities                                                        6,231,000            13,009,000
                                                                             -------------         -------------

Stockholders' equity:
     Series C 7% Convertible preferred stock                                            --                   300
     Common stock                                                                    6,700                 4,900
     Additional paid-in capital                                                145,753,000           120,276,500
     Accumulated deficit                                                       (96,728,900)          (97,223,300)
     Note receivable from stockholder                                             (185,900)             (185,900)
                                                                             -------------         -------------
        Total stockholders' equity                                              48,844,900            22,872,500
                                                                             -------------         -------------

        Total liabilities and stockholders' equity                           $  55,075,900         $  35,881,500
                                                                             =============         =============






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                         PROXYMED, INC. AND SUBSIDIARIES
                Consolidated Statement of Cash Flows (unaudited)


                                                                            Six Months Ended June 30,
                                                                        ---------------------------------
                                                                            2002                2001
                                                                        ------------         ------------
Cash flows from operating activities:
     Net income (loss)                                                  $    494,400         $ (5,360,600)
     Adjustments to reconcile net income (loss) to net cash
         provided by (used in) operating activities:
            Depreciation and amortization                                  1,152,500            5,302,200
            Provision for (recovery of) doubtful accounts                    (17,800)              31,400
            Provision for obsolete inventory                                 120,000               50,500
            Compensatory stock options and warrants                               --              433,300
            Changes in assets and liabilities, net of
               effect of acquisitions and dispositions:
                Accounts and other receivables                              (910,500)             (42,700)
                Inventory                                                    211,800             (287,600)
                Prepaid expenses                                            (280,100)            (206,900)
                Accounts payable and accrued expenses                       (139,900)            (174,400)
                Deferred revenue                                              45,700               52,300
                Other, net                                                  (125,500)            (108,100)
                                                                        ------------         ------------
         Net cash provided by (used in) operating activities                 550,600             (310,600)
                                                                        ------------         ------------

Cash flows from investing activities:
     Acquisition of business                                              (3,175,000)          (3,000,000)
     Short term investments                                                       --           (3,000,000)
     Redemption of short term investments                                         --            3,000,000
     Capital expenditures                                                   (689,900)            (396,400)
     Capitalized software                                                   (200,400)                  --
     Payments for acquisition-related costs                                  (22,000)             (23,200)
                                                                        ------------         ------------
         Net cash used in investing activities                            (4,087,300)          (3,419,600)
                                                                        ------------         ------------

Cash flows from financing activities:
     Proceeds from stock offering, net                                    24,886,100                   --
     Payment of note payable related to acquisition of business           (7,000,000)                  --
     Dividends on preferred stock                                                 --               (1,600)
     Collections on notes receivable                                          18,300               25,500
     Payment of notes payable, capital leases and long-term debt            (156,100)            (100,900)
                                                                        ------------         ------------
         Net cash provided by (used in) financing activities              17,748,300              (77,000)
                                                                        ------------         ------------

Net decrease in cash and cash equivalents                                 14,211,600           (3,807,200)
Cash and cash equivalents at beginning of period                          12,601,000            8,841,100
                                                                        ------------         ------------
Cash and cash equivalents at end of period                              $ 26,812,600         $  5,033,900
                                                                        ============         ============



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